As filed with the U.S. Securities and Exchange Commission on May 31, 2006
Registration No. 333-80159

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3/A
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PENTAIR, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Pentair, Inc.
5500 Wayzata Boulevard, Suite 800,
Golden Valley, Minnesota 55416-1259
(763) 545-1730
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Louis L. Ainsworth
Senior Vice President, Secretary and General Counsel
Pentair, Inc.
5500 Wayzata Boulevard, Suite 800,
Golden Valley, Minnesota 55416-1259
(763) 545-1730
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF REGISTRATION
     Pursuant to this Registration Statement on Form S-3, as amended, Pentair, Inc. (the “Registrant”) registered securities of the Registrant in an amount up to an aggregate initial offering price of $700,000,000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended.
     The Registrant is filing this post-effective amendment to the Registration Statement to remove and withdraw from registration securities in an amount up to an aggregate initial offering price of $224,500,000, which constitutes all securities registered hereby that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on May 31, 2006.

PENTAIR, INC.
By:	/s/ Randall J. Hogan
Randall J. Hogan
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities on May 31, 2006.

Signature	Title

/s/ Randall J. Hogan Randall J. Hogan	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ David D. Harrison David D. Harrison	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Glynis A. Bryan	Director

/s/ Richard J. Cathcart Richard J. Cathcart	Director

* Barbara B. Grogan	Director

* Charles A. Haggerty	Director

David A. Jones	Director

* Augusto Meozzi	Director

Ronald L. Merriman	Director

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Signature	Title

William T. Monahan	Director

* Karen E. Welke	Director

*By	/s/ Louis L. Ainsworth
Louis L. Ainsworth
Attorney-in-fact

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